Exhibit 99.2

Low-Dose Pralatrexate (PDX) is Active in Cutaneous T-cell Lymphoma: Preliminary Results of a Multi-Center Dose Finding Trial

261

S. Horwitz[1], M. Duvic[2], Y. Kim[3], L. Chance[4], P. Myskowski[1], R. Talpur[2], A. Morales[3], M. Saunders[4] O. O'Connor[5]

[1]Memorial Sloan-Kettering Cancer Center, New York, NY; [2]UT-MD Anderson Cancer Center, Houston, TX; [3]Stanford University, Stanford, CA; [4]Allos Therapeutics Inc., Westminster, CO; [5]Columbia University, New York, NY

Background

Pralatrexate, a 10-deazaaminopterin, is structurally very similar to methotrexate, was designed to have much greater affinity for RFC-1 allowing the drug to be preferentially bioaccumulated in tumor cells.

In a phase I-II study, pralatrexate has shown activity at a range of doses in patients with relapsed or refractory T-cell lymphoma (TCL) including those with CTCL. The maximum tolerated dose (MTD) was 30 mg/m² weekly for 6/7 weeks with the main DLTs being mucositis and thrombocytopenia.

CTCL includes several distinct clinical entities including the frequently indolent mycosis fungoides (MF), Sézary syndrome (SS), primary cutaneous anaplastic large cell lymphoma (ALCL) as well as at times more aggressive primary cutaneous PTCL such as aggressive γ/δ TCL. To explore this activity, we designed a trial of PDX in patients with CTCL.

As CTCL is more usually indolent than PTCL and treatment paradigms are distinct, often employing milder systemic therapies and maintenance approaches. In this study, we sought to identify a better tolerated, yet still active dose and schedule for these unique patients by designing a dose reduction scheme.

Study Design

- The objectives of the study are to determine an effective and well-tolerated dose and schedule of PDX with vitamin B_{12} and folic acid supplementation that can be administered safely to pts with rel/refr CTCL.
- Dose-limiting toxicity (DLT) was defined as ≥ grade 3 neutropenia; ≥ grade 2 thrombocytopenia (or any thrombocytopenia with significant bleeding, except epistaxis) or drug-related non-hematological AE, except nausea and vomiting in the absence of anti-emetic therapy; febrile neutropenia; dose reduction or ≥ 1 dose of pralatrexate omitted in cycle 1 for treatment-related AE; cycle 2 delayed > 1 week for treatment-related AE.
- An optimal dose and schedule is defined as the dose level/schedule with at least 1 response in up to 9 patients, an incidence of DLTs < 33%, and no patients with grade 4 hematological toxicity, grade 3 or 4 infection, or febrile neutropenia.

Patients N=17

Age	
Median (Range)	53 (45-81)
Gender	
Male: Female	10:7
Histology	
MF	13
SS	3
LCT*	2
ALCL	1
Stage (MF/SS)	2
IIB (tumor)	11
IVA	3
IVB	2

Previous Therapies		
	Median	Range
All Therapy	4	3-7
Systemic Therapy**	3	1-6
Radiation	N=6	

*Large cell transformation of MF

**combination regimens counted as a single therapy

This trial is supported by Allos Therapeutics, Inc.

Results

Toxicity

Cohort	Dose schedule*	N	Dose-limiting toxicity or AE	Dose reduced/ omitted
1	30 mg/m² 3/4 weeks	3	**DLT or AE**: N=3/3 Gr. 3 Infection (1), Gr. 3 Tumor lysis (1) Gr. 3 Myalgia, (1) Gr. 2 Mucositis (1)	2/3
2	20 mg/m² 3/4 weeks	2	**DLT or AE** : N=2/2 Gr. 2 Mucositis (2) Gr. 3 Staph sepsis Gr. 3 Hypoalbumin	2/2
3	20 mg/m² 2/3 weeks	7	**DLT or AE** : N=3/7 Gr. 2 Mucositis (2) Gr. 3 Mucositis (1) Gr. 3 LFT (1)	3/7
4	15 mg/m² 3/4 weeks	5	**DLT or AE** : N=2/5 Gr. 2 Mucositis (1) Gr. 3 Mucositis (1)	2/5

Response

Cohort	N	Response (mSWAT)	TTF* (months)
1	3	PR-2 SD-1	3, 6 2
2	2	CR-1 PR-1	1.5** 3.5
3	7	CR-1 PR-1 SD-4 PD-1	5.5+*** 5+ 2,2,4,6+ 2
4	5	PR-1 PD-1 NE-3	2+ 1.5 1+, 1+, 1+
ALL	14	CR-2 PR-5 SD-5	ORR 7/14 (50%)

*TTF-Time To Treatment Failure defined as time from first dose of drug until off study for progression or toxicity.

**Pt with CR, removed from study for toxicity, then progressed with large cell transformation.

***Pt with ALCL, received 2 cycles past CR. Now in continuous CR off of drug.



Patient with Stage IIB MF Pretreatment



Patient with Stage IIB MF Pretreatment



Partial Response post cycle 3



Partial Response post cycle 3



Patient with ALCL Pretreatment



Complete Response post cycle 4

Conclusions

- **PDX + folic acid/vitamin B_{12} supplementation is active and well tolerated in patients with CTCL.**
- **There were no grade 4 toxicities and no ≥ grade 2 thrombocytopenia.**
- **Mucositis was grade 3 in 2/17 patients and grade 2 in 6/17 patients.**
- **Mucositis was not clearly dose related.**
- **In this phase I trial, the overall response rate is 50% in 14 evaluable patients with responses in all cohorts. Some responders progressed after discontinuing drug.**
- **Determination of the optimal dose will be made after review of the final cohort with a cohort expansion at that dose and schedule .**

References

- Sirotnak FM, et al. Cancer Chemother Pharmacol 1984; 12:26-30
- O'Connor OA, et al. ASH Proc Ann Meet 2006; 108:a400.